THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT RELATING TO THE SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (ii) A NON-US PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, (iii) RULE 144 PROMULGATED UNDER THE SECURITIES ACT OR (iv) AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS IS AVAILABLE.

XcelMobility, Inc.

CONVERTIBLE PROMISSORY NOTE

May 6, 2016	$1,000,000.00

XcelMobility, Inc., a Nevada corporation (the “Company”), for value received, promises to pay to the order of Biz Wit Holdings Ltd., a company organized under the laws of the British Virgin Islands (the “Holder”), the sum of USD $1,000,000.00, or the aggregate unpaid principal balance of all amounts outstanding hereunder, whichever is less (the “Principal”), plus simple interest thereon from the date first set forth above until paid at an annual interest rate equal to the lower of five percent (5%) or the lowest rate permissible by law, and in accordance with the provisions of Section 2 below. Principal and interest hereof will be paid or converted pursuant to the terms hereof.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1 “Company” will mean XcelMobility, Inc. and will include any corporation, partnership, limited liability company or other entity that will succeed to or assume the obligations of the Company under this Note.

1.2 “Holder” will mean any person who will at the time be the registered holder of this Note.

2. Payment of Principal and Interest; Conversion

2.1 Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed and shall be paid on the date of each conversion or prepayment of any outstanding Principal hereunder and on the Maturity Date (as defined below).

2.2 The Company may prepay, at its option, all or any part of the Debt at any time and from time to time prior to the Maturity Date in full satisfaction and accord of the Company’s obligations under this Note. Any prepayment shall be credited first to accrued but unpaid interest and the balance to Principal, and interest shall cease to accrue on the amount of Principal so paid.

2.3 At any time prior to August 6, 2016, Holder at its option and upon prior written notice to the Company, may convert in whole or in part the Debt into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at the then applicable Conversion Price. The “Conversion Price” shall initially be $0.001, but shall be subject to adjustment as set forth in Section 4.1 below for any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event after the date hereof.

2.4 On December 31, 2016 (the “Maturity Date”), all outstanding Principal, accrued and unpaid interest thereon (the “Debt”) shall be due hereunder.

2.5 In the event of a conversion of this Note, the Holder will surrender the original copy of this Note for conversion at the principal office of the Company at the time of such closing. Holder agrees to execute all necessary documents in connection with the conversion of this Note. If upon such conversion of this Note a fraction of a share would result, then the Company will round up to the nearest whole share.

2.6 If this Note is physically surrendered for conversion as required by this Section 2 and the outstanding Principal of this Note is greater than the Principal portion of the Debt being converted, then the Company shall as soon as practicable and in no event later than five (5) business days after receipt of this Note issue and deliver to the Holder a new Note representing the outstanding Principal not converted.

3. Issuance of Consideration on Conversion. As soon as practicable after a conversion of this Note pursuant to Section 2 and receipt of the original Note and related documents, but in no event later than five (5) trading days, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of shares of securities to which the Holder will be entitled on such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel for the Company), together with any other securities and property, if any, to which the Holder is entitled on such conversion under the terms of this Note.

4. Adjustment Provisions. The number and character of shares of common stock issuable upon conversion of this Note and the Conversion Price therefor, are subject to adjustment upon occurrence of the following events:

4.1 Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Conversion Price of this Note shall be adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of common stock.

4.2 Adjustment for Reorganization, Consolidation, Merger. In the event (a) of any reorganization of the Company, (b) the Company consolidates with or merges into another entity, (c) the Company sells all or substantially all of its assets to another entity and then distributes the proceeds to its shareholders, or (d) the Company issues or otherwise sells securities representing more than 50% of the voting power of the Company in a single or series of related transactions immediately after giving effect to such transaction or series of related transaction (each of such events shall be referred to herein as a “Liquidation Event”), then, and in each such case, the Holder, upon the conversion of this Note at any time after the consummation of any Liquidation Event shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such Liquidation Event if the Holder had converted this Note immediately prior thereto, all subject to further adjustment as provided in this Note, and the successor or purchasing entity in a Liquidation Event (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such entity’s obligations under this Note.

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4.3 No Change Necessary. The form of this Note need not be changed because of any adjustment in the Conversion Price.

5. Representations and Acknowledgments of the Holder. The Holder hereby represents, warrants, acknowledges and agrees that:

5.1 The Holder represents and warrants to, and covenants with, the Company that: (a) the Holder is an “accredited investor” as defined in Rule 501 of Regulation D under the Act and that the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of this Note and the Common Stock issuable upon conversion of this Note (together, the “Securities”), including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities; (b) the Holder has carefully read and fully understands the risks involved with an investment in the Company, (c) the Holder is acquiring the Securities in the ordinary course of business and for the Holder’s own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities; and (d) the Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act of 1933, as amended (the “Act”), applicable state securities laws and the respective rules and regulations promulgated thereunder.

5.2 The Holder has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. The Holder has had access to such financial and other information as is necessary in order for the Holder to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Holder has had access.

5.3 The Holder further represents and warrants that the Holder has such business or financial expertise as to be able to protect the Holder’s own interests in connection with the purchase of the Securities.

5.4 The Holder’s investment in the Company represented by the Securities is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Holder’s risk capital means and is not so great in relation to the Holder’s total financial resources as would jeopardize the financial condition of the Holder in the event such investment were lost in whole or in part.

5.5 The Holder acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issuance of the Securities, in any jurisdiction outside the United States where legal action by the Company for that purpose is required. The Holder will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

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5.6 The Holder understands that the issuance of the Securities to the Holder has not been registered under the Act in reliance upon one or more specific exemptions therefrom, including Regulation D and/or Regulation S, which exemption depends upon, among other things, the accuracy of the Holder’s representations. The Holder understands that the Securities must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification requirements is otherwise available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Holder acknowledges that the Company will refuse to register any transfer of Securities that is not made in accordance with the provisions of Regulation S, registered pursuant to the Act or otherwise exempt from such registration. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy. Holder has been independently advised as to the applicable holding period imposed in respect of the Securities by securities legislation in the jurisdiction in which the undersigned resides and confirms that no representation has been made respecting the applicable holding periods for the Securities in such jurisdiction and it is aware of the risks and other characteristics of the Securities and of the fact that the undersigned may not resell the Securities except in accordance with applicable securities legislation and regulatory policy.

5.7 For purposes of compliance with the Regulation S exemption for the offer and sale of the Securities to non-U.S. Persons, if the Holder is not a “U.S. Person,” as such term is defined in Rule 902(k) of Regulation S,1 the Holder represents and warrants that the Holder is a person or entity that is outside the United States, and further represents and warrants as follows:

[1]	Regulation S provides in part as follows:

1. “U.S. person” means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act of 1933, as amended, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

2. The following are not “U.S. persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

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(a) The Holder is not acting and purchasing (or proposes to purchase) the Securities on behalf of any other persons, entities or accounts and is not acquiring the Securities for the account or benefit of a U.S. Person. Holder represents and warrants that the Holder is not a “U.S. Person” (as defined in Rule 902(k) under the Act) and was located outside the United States at the time any offer to buy the Securities was made and at the time the buy offer was originated by the undersigned.

(b) If the Holder is a legal entity, it has not been formed specifically for the purpose of investing in the Company.

(c) The Holder hereby represents that he, she or it has satisfied and fully observed the laws of the jurisdiction in which he, she or it is located or domiciled, in connection with the acquisition of the Securities, including (i) the legal requirements of the Holder’s jurisdiction for the acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Securities; and further, the Holder agrees to continue to comply with such laws as long as he, she or it shall hold the Securities.

(d) To the knowledge of the Holder, without having made any independent investigation, neither the Company nor any person acting for the Company, has conducted any “directed selling efforts” in the United States as the term “directed selling efforts” is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the Securities being offered. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Securities. To the knowledge of the Holder, the Securities were not offered to the undersigned through, and the undersigned is not aware of, any form of general solicitation or general advertising, including without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(e) The Holder will offer, sell or otherwise transfer the Securities, only (i) pursuant to a registration statement that has been declared effective under the Act, (ii) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Act, or (iii) pursuant to another available exemption from the registration requirements of the Act, subject to the Company’s right prior to any offer, sale or transfer pursuant to clauses (ii) or (iii) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Company for the purpose of determining the availability of an exemption.

6. Miscellaneous.

6.1 Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

6.2 Restrictions on Transfer. This Note may only be transferred in compliance with applicable U.S. state and federal laws. All rights and obligations of the Company and the Holder will be binding upon and benefit the successors, assigns, heirs, and administrators of the parties.

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6.3 Company Representation. The Company represents to the Holder that the Company is a corporation duly organized, validly existing, authorized to exercise all its corporate powers, rights and privileges, and in good standing in the State of Nevada and has the corporate power and corporate authority to own and operate its properties and to carry on its business as now conducted; all corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, delivery, and performance of all obligations under this Note have been taken; this Note constitutes a legally binding and valid obligation of the Company enforceable in accordance with its terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other laws or court decisions relating to or affecting the rights of creditors generally, and such enforcement may be limited by equitable principles of general applicability.

6.4 No Assignment. Holder may not transfer or assign all or any part of this Note except upon prior written notice to the Company and with the Company’s prior written consent, which consent shall not be unreasonably withheld; except that Holder may transfer this Note or part thereof to any of its affiliates.

6.5 Governing Law. This Note will be governed by the laws of the State of Nevada (U.S.A.) applicable to contracts between Nevada residents wholly to be performed in Nevada, U.S.A..

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

XcelMobility, Inc.
a Nevada corporation

By:
Renyan Ge
Chief Executive Officer

Agreed and Accepted by the Holder:

Biz Wit Holdings Ltd.

a British Virgin Islands company

By:
Zhixiong Wei
President

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